                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Mobile America Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           MOBILE AMERICA CORPORATION

                           Notice and Proxy Statement

                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 28, 1998


To the Holders of Common Stock:

         PLEASE TAKE NOTICE that the annual meeting of shareholders of MOBILE AMERICA CORPORATION will be held on Thursday, the 28th of May, 1998, at 10:00 a.m. local time, at the Company's Headquarters, 100 Fortune Parkway, Jacksonville, Florida 32256.

         The meeting will be held for the following purposes:

         1. To elect a board of eight directors pursuant to the bylaws of the Company;

         2. To approve amending the Mobile America Incentive Plan to include an additional 200,000 shares of common stock and granting of a one-time option of up to 75,000 shares for recruitment purposes;

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on April 3, 1998, are entitled to vote at the annual meeting.

         Shareholders are requested to date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Prompt response is helpful and your cooperation will be appreciated.

         By order of the Board of Directors,

                                                          Carlena E. Purcell
                                                          Secretary


Date:    May 1, 1998

                           MOBILE AMERICA CORPORATION
                               100 Fortune Parkway
                           Jacksonville, Florida 32256


                                   May 1, 1998


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 28, 1998


         This proxy statement and the enclosed form of proxy are first being sent to shareholders of Mobile America Corporation on or about May 1, 1998, in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of the shareholders of the Company. The meeting will be held on Thursday, May 28, 1998, at 10:00 a.m. local time, at the Company's Headquarters, 100 Fortune Parkway, Jacksonville, Florida 32256.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. Revocation of the proxy may be effected in writing or by attendance at the annual meeting and electing to vote in person. The shares represented by the proxy will be voted unless the proxy is received in such form or at such time as to render it not votable. A proxy will be considered not votable if it is received unexecuted or if the proxy form or signature thereon is so mutilated or defaced so as to render it illegible.

         The Proxy committee consists of Mr. Allan J. McCorkle, president and a director of the Company, and Carlena E. Purcell, secretary of the Company.

Voting Securities and Principal Holders Thereof

         Each share of common stock entitles its holder to one vote. Shareholders representing a majority of the outstanding common stock must be present to constitute a quorum at the annual shareholders meeting. The affirmative vote by the holders of a majority of the shares of common stock of the Company represented at the meeting and entitled to vote is required for approval of a proposal.

         The record of shareholders entitled to vote at the annual meeting was taken at the close of business on April 3, 1998. As of April 3, 1998, the Company had outstanding and entitled to vote 7,225,006 shares of common stock.

         The following table shows the name, address and beneficial ownership as of March 2, 1998, of each person known to the Company to be the beneficial owner of more than five percent of its outstanding common stock, and for all executive officers and directors of the Company as a group:


Name and Address                            Amount and Nature of                Percent
of Beneficial Owner                         Beneficial Ownership (1)            of Class
-------------------                         ------------------------            --------

Allan J. McCorkle                                  3,093,381                      43.16%
100 Fortune Parkway
Jacksonville, Florida
32256

All executive officers and                         3,759,479                      52.45%
directors as a group (a total
of 10 persons
-----------------------------

(1) All of these shares are held with sole voting and investment power.

PROPOSAL 1:

Nomination and Election of Directors

         At the meeting, a Board of eight Directors will be elected pursuant to the bylaws of the Company to serve for one year and until the election and qualification of their successors. The accompanying proxy will be voted, if authority to do so is not withheld, for the election of Directors of the following persons who have been designated by management as nominees. Each nominee has consented to being named as such in the proxy statement and is at present available for election. If any nominee should become unavailable, the persons voting the accompanying proxy may in their discretion vote for a substitute.

         Information concerning the nominees is set forth below:


                                                                                Shares of Company
                                                              Year              Common Stock
                           Offices Held in Company;           First             Owned Beneficially
                           Principal Occupations              Became            as of March 2, 1998
Name              Age      During the Past Five Years         Director          (and % of class) (2)
----              ---      --------------------------         --------          --------------------
Jack H.           67       President and Chief Executive      1994                     1,150
Chambers                   Officer and Director of Koger                              (.0002%)
                           Properties from July 1991 until
                           December 1993; Real Estate
                           Developer for more than the
                           past five years; Director,
                           Consolidated Tomoka Land
                           Company of Florida.


                                                                                  Shares of Company
                                                                Year              Common Stock
                           Offices Held in Company;             First             Owned Beneficially
                           Principal Occupations                Became            as of March 2, 1998
Name              Age      During the Past Five Years           Director          (and % of class) (2)
----              ---      --------------------------           --------          --------------------
J. Michael        57       Senior Vice President of Guy         1994                      2,300
Garrity                    Carpenter & Co., Inc., since                                  (.0003%)
                           October 1997: Senior Vice
                           President of G.J. Sullivan Co.
                           from June 1994 until October
                           1997; Senior Vice President of
                           AON Reinsurance for more than
                           five years until June 1994.

Allan J.          66       Chairman of the Board of Directors   1968                   3,093,381
McCorkle                   for more than the past five years;                             (43.16%)
                           President and Chief Executive
                           Officer since August 1985.

Thomas J.         55       Vice President and Director;         1980                         588
McCorkle                   President of Fortune Life Insurance                            (.0001%)
                           Company from December 1981
                           to April 1986; Vice President of
                           Fortune Insurance Company for
                           more than five years until April
                           1986; President of Mobile America
                           Insurance Group since April 1986.

Thomas E.         65       President of Sing Development        1994                      1,725
Perry                      Company since 1990; Executive                                 (.0002%)
                           Vice President, General Manager
                           and Director of Sing Oil Company
                           From 1964 through 1990.

Randal L.         50       President of Ring Power              1997                      2,400
Ringhaver                  Corporation for more than the                                 (.0003%)
                           past 5 years; Chairman of Forke
                           Brothers, Auctioneers and Forke
                           Credit; Vice President of Diesel
                           Construction Company; Director
                           of Ringhaver Equipment Company;
                           Executive Vice President and
                           Secretary of RPC, Inc.


                                                                                Shares of Company
                                                              Year              Common Stock
                           Offices Held in Company;           First             Owned Beneficially
                           Principal Occupations              Became            as of March 2, 1998
Name              Age      During the Past Five Years         Director          (and % of class) (2)
----              ---      --------------------------         --------          --------------------
R. Lee            55       Attorney; member of  R. Lee        1979                    347,749
Smith                      Smith, P.A. since February                                   (4.85%)
                           1979; President of Fortune Life
                           Insurance Company for more than
                           five years from April 1986 until
                           July 1997.

Robert            64       Senior Vice President and          1976                     310,117
Thomas, III                Member of the Executive                                       (4.33%)
                           Committee of Poe & Brown, Inc.;
                           Senior Vice President and Director
                           Brown & Brown, Inc., since 1980;
                           Formerly President of MacDuff
                           Insurance, Inc. and MacDuff
                           Underwriters, Inc. since 1971.

----------------------------
(1) Allan J. McCorkle and Thomas J. McCorkle are brothers.
(2) All of these shares are owned with sole voting and investment power.

The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of each director. The shares represented by the proxy will be voted "for" the election of directors nominated by the Board of Directors unless authority to do so is withheld. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES.


Executive Officers

         The following table presents the names and ages of all executive officers, all positions and offices held with the company and a brief account of the business experience during the past five years.


                               Date Assumed                   Business Experience
Name              Age            Office                       During Past Five Years
----              ---          ------------                   ----------------------

Allan J.          66           August, 1985                   President and Chief Executive Officer since
McCorkle                                                      August 1985; Chairman of the Board of Directors
                                                              for more than the past five years.



                               Date Assumed                   Business Experience
Name              Age             Office                      During Past Five Years
----              ---          ------------                   ----------------------

Thomas J.         55           July, 1980                     Vice President and Director since July 1980;
McCorkle                                                      Vice President of Fortune Insurance Company
                                                              for more than five years until April 1986;
                                                              President of Mobile America Insurance Group
                                                              since 1986.

Carlena E.        40           September, 1987                Secretary since September 1987; employed by the
Purcell                                                       Company since 1978.

Duane A.          41           August, 1995                   Senior Vice President - Operations since August
Sanders                                                       1995; Regional Director/Asst. Vice President
                                                              Cigna Financial Institution Services from June
                                                              1994 until August 1995; Asst. Vice President
                                                              Consolidated International Insurance Group from
                                                              May 1993 until May 1994; Unit Supervisor,
                                                              Division Supervisor, Division Manager, Senior
                                                              Financial Business Analyst, Product Manager -
                                                              Progressive Insurance from May 1985 until
                                                              April 1993.

Thomas L.         45           December, 1994                 Senior Vice President and Chief Financial Officer
Stinson                                                       since February 1997; Vice President - Financial
                                                              Reporting from December 1994 to February 1997; Vice
                                                              President and Chief Financial Officer Pinnacle
                                                              Insurance Company from January 1993 until November
                                                              1994; Deputy Supervisor, Florida Department of Insurance
                                                              from November 1992 until January 1993; Senior Vice
                                                              President of Accounting- First Southern Insurance
                                                              Company from March 1989 until November 1992.


         The term of office of each of the executive officers named above expires at the first meeting of the Board of Directors following the annual meeting of the stockholders.

Board of Directors and Committees

         The Board of Directors has an executive committee, consisting of Allan
J. McCorkle, J. Michael Garrity and Robert Thomas, which is authorized to exercise all of the powers of the Board of Directors when the Board is not in session. Three meetings of the executive committee were held in 1997.

         The Board of Directors has an audit committee, consisting of Jack H. Chambers, Randal

L. Ringhaver and Robert Thomas, which met four times during 1997. The audit committee reviewed the scope and results of the audit examination for the Company's previous fiscal year, consulted with the Company's independent auditors and its internal financial staff with respect to internal accounting systems and controls, and consulted with the Company's independent auditors with regard to the audit plan. In addition, the committee approves the engagement or discharge of the Company's independent auditors and negotiates the fees for the coming year.

         The Company has a Compensation Committee, consisting of J. Michael Garrity, Thomas E. Perry and R. Lee Smith, which met three times during 1997. The compensation committee recommends for approval by the full Board of Directors, the nature and amount of all compensation for executive officers of the Company.

         The Company does not have a standing nominating committee.

         During 1997, the Board of Directors held four meetings. Each director attended 75% or more of the aggregate of the meetings of the board and the committees on which he served.

Supplemental Executive Retirement Plan

         The Company has adopted an unfunded Supplemental Executive Retirement Plan ("SERP") for the Company's executive officers whose accounts are vested under the Company's Money Purchase Pension Plan but who have not participated in such Plan for at least 22 years upon retirement at age 60 or older. A specified percentage of the average annual salary of the officer during the last five years of service before retirement will be paid each year under the SERP, regardless of years of service, as follows: 50% of average annual salary if retirement is at age 60, 55% if retirement is at age 62, and 60% if retirement is at age 65 or older. In addition, following the death of the retired officer, the officer's spouse will receive each year 60% of the annual benefit that the retiree was receiving. These payments will be in addition to benefits paid under the Money Purchase Pension Plan. The following table indicates the benefits that a retired officer would receive under the SERP, based on average annual salary during the five years preceding retirement and age at retirement.



                                                           Retirement at
            Final                           ---------------------------------------------
           Average                             Age              Age                Age
            Salary                              60               62             65 + over
-----------------------------------------------------------------------------------------
          $100,000                          $ 50,000          $ 55,000           $ 60,000
           125,000                            62,500            68,750             75,000
           150,000                            75,000            82,500             90,000
           200,000                           100,000           110,000            120,000
           250,000                           125,000           137,500            150,000
           300,000                           150,000           165,000            180,000
           350,000                           175,000           192,500            210,000
           400,000                           200,000           220,000            240,000
           450,000                           225,000           247,500            270,000
           500,000                           250,000           275,000            300,000

Executive Compensation

Summary of Cash and Certain Other Compensation

         The following table sets forth information with respect to the compensation paid by the Company and its subsidiaries for the last three fiscal years, to the Chief Executive Officer and each of the four most highly paid compensated executive officers of the Company in all capacities in which they served, when the annual salary and bonus exceeded $100,000 for fiscal 1997.


                           Summary Compensation Table
--------------------------------------------------------------------------------

                                                                   Long Term Compensation
                                                              ---------------------------------
                                  Annual Compensation                    Award          Payouts
                          ---------------------------------   ---------------------------------
                                                                 Restricted
                                                                    Stock   Options       LTIP      All Other
Name and Position         Year     Salary      Bonus   Other        Awards    SAR's      Payouts   Compensation
---------------------------------------------------------------------------------------------------------------

Allan J. McCorkle         1997   $413,953   $176,312   None         None     15,000(2)      None      $12,126(1)
Chairman, President and   1996    413,953    132,565   None         None     17,250(3)      None       12,126(1)
Chief Executive Officer   1995    402,666     96,763   None         None     28,750(3)      None       12,126(1)

Thomas J. McCorkle        1997   $120,000   $ 44,078   None         None      5,000(2)      None      $12,126(1)
Vice President            1996    114,043     33,142   None         None      5,750(3)      None       11,884(1)
                          1995    108,612     24,191   None         None     11,500(3)      None       10,647(1)

Duane A. Sanders          1997   $124,439   $ 44,078   None         None      5,000(2)      None      $12,126(1)
Senior Vice President     1996    117,413     11,441   None         None      5,750(3)      None       10,307(1)
                          1995     40,000       None   None         None     11,500(3)      None        2,666(1)

Thomas L. Stinson         1997   $115,750   $ 22,369   None         None      5,000(2)      None      $11,104(1)
Senior Vice President     1996     80,917     16,819   None         None      2,875(3)      None        7,631(1)
Chief Financial Officer   1995     75,000      1,042   None         None      5,750(3)      None        5,766(1)

--------------------------------------------------------------------------------

(1) Company contribution to the individuals account in the Company's money purchase pension plan.
(2) Options were granted subject to shareholder approval of an amendment to the Incentive Plan adding an additional 200,000 shares for option grants
(3) Previously granted option amounts have been adjusted to reflect the 15% stock dividend effected in July 1997

         There are no employment contracts outstanding on any of the officers of the Company or its subsidiaries.

Options

         The following table sets forth information concerning options granted during the year ended December 31, 1997 under the Company's Incentive Plan to the executives named in the Summary Compensation Table above. The Company did not grant any stock appreciation rights during the year.


                                              OPTION GRANTS IN LAST FISCAL YEAR

                                                       Individual  Grants                                 Potential Realizable
                               ---------------------------------------------------------------------    Value at Assumed Annual
                                                  Percentage of                                           Rates of Stock Price
                                 Number           Total Options                                         Appreciation for Option
                                   Of               Granted to                                                    Term
                                 Options           Employees in       Exercise            Expiration    -------------------------
       Name                      Granted             1997 (1)           Price                 Date           5%            10%
---------------------------------------------------------------------------------------------------------------------------------

Allan J. McCorkle              15,000 (2)(3)            8.57%          $  9.75             08/22/2007     $91,950        $233,100

Thomas J. McCorkle              5,000 (3)(4)           2.857%           11.875             11/21/2007      37,325          94,625

Duane A. Sanders                5,000 (3)(4)           2.857%           11.875             11/21/2007      37,325          94,625

Thomas L. Stinson               5,000 (3)(4)           2.857%           11.875             11/21/2007      37,325          94,625
---------------------------------------------------------------------------------------------------------------------------------

(1) A total of 175,000 options were granted to key employees in 1997 under the Company's Incentive Plan.
(2)      All options granted are fully vested.
(3) Options were granted subject to shareholder approval of an amendment to the Incentive Plan adding an additional 200,000 shares for option grants
(4) Options vest 20% annually beginning on the first anniversary date of grant.


         The following table sets forth information concerning the value of unexercised options as of December 31, 1997 held by the executives named in the Summary Compensation Table above. No options were exercised by such persons during 1997.


                          OPTION YEAR-END VALUES TABLE

                                                                                  Value of Unexercised
                                        Number of Unexercised                    In-the-Money Options at
                                     Options at December 31, 1997                    December 31, 1997
Name                                   Exercisable/Unexercisable                 Exercisable/Unexercisable
----                                   -------------------------                 -------------------------

Allan J. McCorkle                    46 ,000 (1)          15,000 (2)             $284,309           $75,000

Thomas J. McCorkle                    17,250 (1)           5,000 (2)             $107,008           $14,375

Duane A. Sanders                       5,750 (1)          16,500 (2)             $ 37,046           $86,734

Thomas L. Stinson                      2,875 (1)          10,750 (2)             $ 18,044           $49,835

------------------------------
(1) Option amounts have been adjusted to reflect the 15% stock dividend effected in July 1997
(2) Options were granted subject to shareholder approval of an amendment to the Incentive Plan adding an additional 200,000 shares for option grants

Directors' Compensation

         In 1997, each outside director of the Company was paid $1,000 for each Board of Directors meeting and $500 for each Board Committee meeting attended. Such amounts have been included in the cash compensation table above with respect to the individuals named who are directors.

         The Company also provides health and life insurance benefits to all members of the Board of Directors and their spouses. The Company has agreed to continue this coverage after a Director's retirement and after a change of control that occurs while the Director is serving as a member of the Board.

         No director or officer or any members of their immediate family had any material interest, direct or indirect, in any business transaction of the Company or its subsidiaries for the year ended December 31, 1997 or in any proposed transactions. The Company engages in routine business transactions with certain directors of the Company involving less than $60,000 each, and the terms of these transactions are as favorable to the Company as could be obtained from unrelated parties.


Compensation Committee Report

         The Company's Compensation Committee establishes, and recommends for approval by the full Board of Directors, the compensation to executive officers of the Company as well as approving the Company's annual bonus pool in order to attract and motivate management to enhance shareholder value.

         The Committee's decisions on compensation for the Chief Executive Officer are ultimately subjective, based on consideration of several factors:
(i) historic salary increments, (ii) annual performance of individual and (iii) Company performance as measured by the return on equity and increase in the value of the Company's stock.

         Annual performance incentive compensation by way of cash bonuses is established by the Company's ultimate results for each fiscal year, compared with previously targeted objectives. The combination of base compensation and cash bonuses provides a level of risk and opportunity that encourages management performance in the achievement of the Company's long term objectives and goals.

         The committee did not increase Mr. Allan McCorkle's base compensation during 1997. Mr. McCorkle remains at a base salary of $413,953. The committee approved an annual increase range of 0 - 6% for company employees.

                                              MOBILE AMERICA CORPORATION
                                              COMPENSATION COMMITTEE

                                              Thomas E. Perry, Chairman
                                              J. Michael Garrity
                                              R. Lee Smith

Performance Graph

         The performance graph set forth below compares the cumulative total shareholder return on the Company's common stock with the Nasdaq Index and Nasdaq Insurance Index for the years 1992 through 1997.


                                                     NASDAQ
                    MOBILE AMERICA   NASDAQ STOCK    INSURANCE
            DATE    CORPORATION      MARKET          STOCKS

        12/31/92        100             100             100
         1/29/93    119.088         102.846         103.569
         2/26/93     121.47           99.01         106.224
         3/31/93    114.325         101.875         109.831
         4/30/93    114.325          97.528         104.931
         5/28/93    116.111          103.35         103.313
         6/30/93    120.279         103.826         104.119
         7/30/93    138.142         103.949         108.573
         8/31/93    158.171         109.321         112.954
         9/30/93    167.757         112.577         115.349
        10/29/93    158.171         115.107         112.922
        11/30/93    146.189         111.676         105.029
        12/31/93    143.792          114.79         106.956
         1/31/94    131.776         118.274         109.627
         2/28/94    124.455          117.17         106.402
         3/31/94    117.134         109.964         100.521
         4/29/94    102.492         108.537         100.774
         5/31/94    100.052         108.801         102.162
         6/30/94    112.254         104.822         101.954
         7/29/94    104.933         106.972         102.743
         8/31/94    102.492         113.792         103.852
         9/30/94      82.97         113.501         101.591
        10/31/94      82.97         115.732          98.456
        11/30/94     67.108         111.892          95.273
        12/30/94     58.567         112.206         100.679
         1/31/95     62.764         112.835         103.281
         2/28/95     77.828         118.802          108.19
         3/31/95     86.615         122.325         108.233
         4/28/95     75.317         126.177           111.9
         5/31/95     95.402         129.432         114.319
         6/30/95     84.104         139.921         117.158
         7/31/95     86.615         150.207         119.033
         8/31/95     95.402         153.252         124.795
         9/29/95    115.487         156.776         130.245
        10/31/95    117.997         155.878         130.571
        11/30/95    114.231         159.538         138.368
        12/29/95    104.189         158.688         143.014
         1/31/96    116.571          159.47         142.949
         2/29/96    119.161         165.539         143.771
         3/29/96     113.98         166.088         142.175
         4/30/96     113.98         179.868         139.747
         5/31/96    121.752         188.126         142.785
         6/28/96    121.752         179.646         145.304
         7/31/96     113.98          163.65         138.272
         8/30/96    110.094         172.818         143.844
         9/30/96    104.914         186.037         148.494
        10/31/96    102.971         183.982         149.842
        11/29/96    102.323         195.356         157.956
        12/31/96    108.799          195.18         163.034
         1/31/97    139.547         209.051         162.433
         2/28/97    131.496         197.495         171.814
         3/31/97    131.496         184.602         167.818
         4/30/97    123.446         190.373         168.097
         5/30/97    122.104         211.956         181.264
         6/30/97    124.989         218.441         194.835
         7/31/97    124.989           241.5         203.519
         8/29/97    118.816         241.132         203.962
         9/30/97    118.816         255.398         215.948
        10/31/97    160.093         242.178          213.48
        11/28/97    145.048          243.39         218.719
        12/31/97    172.824         239.567          239.17


[GRAPH]
                          Assume $100 invested on December 31, 1992 in the
                                 Company's common stock, Nasdaq Stock
                                 Market and Nasdaq Insurance Stocks.


PROPOSAL 2:

Mobile America Corporation Incentive Plan

         In August 1997, the Company's Board of Directors adopted, subject to stockholder approval, amendments to the Mobile America Corporation Incentive Plan (the "Plan") increasing the number of shares authorized for issuance under the Plan by 200,000 to a total of 500,000 shares and granting of a one-time option of up to 75,000 shares for recruitment purposes. The Board of Directors believes that the increase in authorized shares is desirable because of the need to continue to attract and retain key employees through the grant of awards under the Plan. The Board of Directors believes that the granting of a one-time option of up to 75,000 shares for recruitment purposes will enable the Plan to better fulfill its purpose of attracting key employees who are in a position to contribute materially to the Company's success.

SUMMARY OF PLAN

         PURPOSE; ELIGIBILITY. The purpose of the Plan is to assist the Company in attracting and retaining key employees and directors who will contribute to the Company's success, and motivating such persons in a manner that will align their interests with those of the Company's stockholders. Key employees and directors of the Company are eligible to receive awards under the Plan. As of March 2, 1998, there were approximately 21 key employees of the Company (including executive officers and inside directors) and six non-employee directors considered eligible to receive awards under the Plan.

         ADMINISTRATION. The Plan is administered as to key employees by a committee of at least two non-employee directors who must qualify as "disinterested" persons under Rule 16b-3 under the Securities Exchange Act of 1934 and as "outside directors" under 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and is administered as to non-employee directors by a committee of at least two directors who also are Company employees. Subject to the provision of the Plan, the committees determine, as to the respective segments of the plan they administer, who qualifies for awards, the type, timing and expiration dates of awards, vesting schedules and other terms and conditions of awards. All awards are non-transferable.

         STOCK OPTIONS. Options awarded under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), which permits the deferral of taxable income related to the exercise of such options, or non-qualified options not entitled to such deferral. The committees determine the exercise price of options, which cannot be less than 100% of the fair market value of the common stock on the date of grant, expiration dates and other terms and conditions of options, including whether the option exercise price may be paid in shares of common stock of the Company. Under the Code, only employees may receive incentive options, which cannot have a term of more than 10 years. In the case of an incentive option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of the Company, the exercise price must be at least 110% of the fair market value of the common stock on the date of grant and the option term cannot exceed five years. Incentive options may be granted only within 10 years from the date of adoption of the Plan. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive options may be granted to any one individual under the Plan, or any other plan of the Company or any parent or subsidiary, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. No participant may receive options or stock appreciation rights under the Plan for an aggregate of more than 25,000 shares during any single year.

         As of March 2, 1998, there were outstanding non-qualified options to acquire 200,188 shares of common stock and incentive options to acquire 73,175 shares of common stock. See the "Options" tables under "Executive Compensation" above for information on options granted to the Company's executive officers named in the Summary Compensation Table. The following table sets forth information concerning options held by the groups listed therein:


                  Group (1)                 Non-qualified Options               Incentive Options
                  ---------                 ---------------------               -----------------

All current executive officers                       79,688                           43,025

All current non-employee directors                   99,000                             -0-

All other employees                                  21,500                           30,150

---------------------------------
(1) No recipients of awards are associates of either directors or executive officers of the Company. No persons other than (i) those shown on the "Options" tables under "Executive Compensation" and (ii) the Company's outside directors, hold 5% or more of the total options outstanding under the Plan.]

         The number of options awarded to each participant was based on the recipient's potential ability to contribute to the Company's success, including position within the Company, and, in a number of instances, previous length of service with the Company.

         All outstanding options have exercise prices equal to the fair market value of the common stock on the date of grant, ranging from $4.40 per share to $11.875 per share.

         The following table sets forth information relating to outstanding options:


                                                      Number of Outstanding Option Shares
                                            --------------------------------------------------------
Exercise Price                              Non-qualified options                  Incentive options
--------------                              ---------------------                  -----------------

$      4.40                                         -0-                                 10,000
       8.1565                                     4,600                                  6,900
       8.365                                     84,238                                  3,450
       8.91                                      65,435                                  8,740
       9.63                                      10,000                                    -0-
       9.75                                      40,000                                    -0-
      11.875                                      5,000                                 35,000


         Approximately 50% of all outstanding options awarded under the Plan were fully vested and exercisable on the grant dates. The remaining outstanding options vest 20% annually beginning on the first anniversary date of grant. Outstanding options expire if not exercised prior to the tenth anniversary date of grant. The option exercise price may be paid in whole or in part in shares of common stock, valued at their closing sale price on the date of exercise.

         As of March 2, 1998 the closing sale price of the common stock on the Nasdaq National Market was $13.625 per share.

         OTHER TYPES OF AWARDS. The Plan also permits the award of other stock-based awards, including stock appreciation rights ("SARs") and restricted stock awards. An SAR entitles the recipient to receive the difference between the fair market value of the common stock on the date of exercise and the SAR price, in cash or in shares of common stock, or a combination of both, as determined in the discretion of the committee awarding the SAR. Restricted stock awards entitle the recipient to receive shares of common stock, subject to forfeiture restrictions that lapse over time or upon the occurrence of events specified by the committee making the award, with the shares required to be forfeited if the recipient ceases to be an employee or a director of the Company, as the case may be, before the restrictions lapse.

         FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. An optionee does not recognize income for federal income tax purposes upon the grant of a non-qualified option but must recognize ordinary income upon exercise, to the extent of the excess of the fair market value of the underlying shares of common stock on the date of exercise over the exercise price. The amount of compensation includable in gross income by an optionee is deductible by the Company during the Company's taxable year in which the income is includable by the optionee provided among other things that the applicable information reporting requirements are satisfied. Upon the sale of shares acquired pursuant to the exercise of non-qualified options, the optionee recognizes capital gain or loss to the extent the amount realized exceeds the fair market value of the shares on the date of exercise. If an optionee pays the exercise price of a non-qualified option solely with cash, the tax basis of the shares received will equal the sum of the cash plus the amount of compensation income includable by the optionee as a result of the exercise.

         The holder of an incentive option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax). The optionee generally will be entitled to long term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option, if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise (or, if less, the amount realized on disposition of the underlying stock) exceeds the applicable exercise price. The Company will not be entitled to an income tax deduction in connection with the exercise of an incentive stock option but will be entitled to a deduction equal to the amount of any ordinary income recognized by an optionee upon a disqualifying disposition. If an optionee pays the exercise price of an incentive option solely with cash, the optionee's tax basis in the stock received is equal to the amount of cash paid.

         If the employee pays the exercise price with shares of Common Stock, the employee should not recognize capital gain or loss on the shares delivered in payment of the exercise price, and the employee's basis in the number of shares purchased upon exercise equal to the number of shares exchanged will be equal to the employee's original basis in the shares exchanged. The employee's basis in any shares purchased upon exercise in excess of that amount will be the fair market value of the Common Stock on the date of exercise.

         The amendments increasing the number of shares covered by the Plan from 300,000 to 500,000 shares and granting a one-time option of up to 75,000 shares for recruitment purposes will be adopted if a majority of the shares voted at the annual meeting with respect to the Plan are voted for approval thereof. Proxies will be so voted unless shareholders specify a contrary choice. For this purpose, abstentions and broker "non-votes" will not be counted. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE AMENDMENT.


Independent Certified Public Accountants

         The accounting firm of Cherry, Bekaert & Holland L.L.P., have acted as the Company's independent certified public accountant since fiscal 1987. A representative of that firm is expected to be present at the meeting and will be afforded the opportunity to make a statement if he so desires and will also be available to respond to appropriate questions.

         Professional services provided by Cherry, Bekaert & Holland L.L.P., consisted of audit services, including the examination of the financial statements of the Company and its subsidiaries, and assistance and consultation in connection with filings with the Securities and Exchange Commission.

         The Company has not selected its independent accountants for the current fiscal year. Such selection will be made after the consideration and recommendation by the audit committee of the Board of Directors.

Annual Report

         A copy of the Company's annual report for the fiscal year ended December 31, 1997 accompanies this proxy statement. Any shareholder who does not receive a copy may obtain one by writing the Chief Financial Officer at 10475 Fortune Parkway, Suite 110, Jacksonville, Florida 32256.

Other Matters

         Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

         The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of the proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense for sending proxy material to principals and obtaining their proxies.

Shareholder Proposals

         Any shareholder desiring to present a proposal for action at the annual meeting of shareholders which is expected to be held at the end of May, 1999, and desiring that such proposal be included in the Company's proxy material, should submit a written copy of such proposal to the Company's principal offices not later than December 24, 1998. Such proposal should be submitted by certified mail, return receipt requested, and should in all respects comply with applicable proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials. Proposals should be directed to the attention of the Secretary.

         Shareholders are urged to specify their choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Prompt response is helpful and your cooperation will be appreciated.




Dated: May 1, 1998

                                                                        APPENDIX


                           MOBILE AMERICA CORPORATION
                              100 FORTUNE PARKWAY
                          JACKSONVILLE, FLORIDA 32256

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 28, 1998

       The undersigned hereby appoints Allan J. McCorkle and Carlena E. Purcell, and each or either of them, as Proxies, each with full power to appoint a substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all the shares of common stock of Mobile America Corporation held on record by the undersigned on April 3, 1998, at the annual meeting of shareholders to be held on May 28, 1998, or any adjournment thereof.

1.     ELECTION OF DIRECTORS

       [  ]   FOR all nominees listed (Except    [  ]   WITHHOLD AUTHORITY to
              as marked to the contrary below).         vote for all nominees
               below).                                  listed below.

       NOMINEES:     Jack H. Chambers, J. Michael Garrity, Allan J. McCorkle,
                     Thomas J. McCorkle, Thomas E. Perry, Randal L. Ringhaver,
                     R. Lee Smith, Robert Thomas, III.


       To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:


       -----------------------------------------------------------------


2.     APPROVAL OF AMENDMENTS TO INCENTIVE PLAN

       In August 1997, The Company's Board of Directors adopted, subject to stockholder approval, amendments to the Mobile America Corporation Incentive Plan (The "Plan") increasing the number of shares authorized for issuance under the Plan by 200,000 to a total of 500,000 shares and a one-time option award of up to 75,000 shares for recruitment purposes.

                [  ] FOR      [  ] AGAINST         [  ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

              If any other matter requiring a vote of the shareholders arises, the Proxies are authorized to vote upon the matter in accordance with their best judgement in the interest of the Corporation.

              THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

              Please sign exactly as names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              Dated ______________________, 1998


                                              ----------------------------------
                                                          Signature


                                              ----------------------------------
                                                  Signature if held jointly


                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THE PROXY CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.